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                                                                      Exhibit 24

                    CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned Directors and Executive Officers of Chapman Capital Management Holdings, Inc., incorporated in the State of Maryland, hereby constitute and appoint Nathan A. Chapman, Jr. and Earl U. Bravo, Sr., and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and/or Executive Officers of Chapman Capital Management Holdings, Inc., the Annual Report on Form 10-KSB, and any and all further amendments to said report, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Dated as of:  March 5, 1999

/S/ NATHAN A. CHAPMAN, JR.                        /S/ ROBERT L. WALLACE
-------------------------------------------       -----------------------------
Nathan A. Chapman, Jr., President, Chairman       Robert L. Wallace, Director
of the Board and Director (Principal
Executive Officer)

/S/ EARL U. BRAVO, SR.                            /S/ THERON STOKES
-------------------------------------------       -----------------------------
Earl U. Bravo, Sr., Director                      Theron Stokes, Director


/S/ MARIA MARKHAM-THOMPSON
-------------------------------------------
Maria Markham-Thompson, Chief Financial
Officer (Principal Financial Officer and
Principal Accounting Officer)